UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 Date of Earliest Event Reported: April 29, 2005

                               GELSTAT CORPORATION
             (Exact name of registrant as specified in its charter)

          Minnesota                     0-21394                    41-1713474
(State of other jurisdiction     (Commission File No.)    (IRS Employer Identification
      of incorporation)                                              Number)

            1650 West 82nd Street, Suite 1200, Bloomington, MN 55431
              (Address of principal executive offices) (Zip Code)

       Registrant's telephone number, including area code: (952) 881-4105


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

      Effective April 29, 2005, Donald Miller has been appointed as the Company's interim Chief Financial Officer, replacing Nicholas Bluhm, who resigned effective April 29, 2005 to pursue other interests. Mr. Miller, a member of GelStat's board of directors since July 2004, was formerly the CFO and Controller for Schwan's Enterprises, the largest branded frozen food Company in the United States, from 1962 until 2001. Mr. Miller has been instrumental in guiding Schwan's through its growth from a small regional food company into an international multi-billion dollar consumer packaged goods conglomerate. Mr. Miller remains active at Schwan's as Special Assistant to the CEO and serves on the audit and executive compensation committee of Schwan's.

      In association with centralization of its sales and marketing operations, GelStat closed its branch office in Schofield, Wisconsin effective April 29, 2005, and transferred its operations to the company's headquarters in Minneapolis. In connection with the office closing, Russ Mitchell, President of GelStat, and Jim Higgins, a Vice President of GelStat have left the company to pursue other interests. Centralization of operations at GelStat headquarters is expected to increase operating efficiencies and should result in approximately $390,000 in annual cost savings.

      In addition, Richard Ringold has been appointed President of GelStat, effective April 29, 2005. Mr. Ringold, a Vice President of GelStat since 2003, has over 18 years of global business management, corporate development and strategic marketing experience. He was formerly Director of International Marketing for the Toro Company, where his $100 million profit and loss responsibility included all Toro Consumer Products sold outside the United States. Prior to that, Mr. Ringold spent seven years at the Donaldson Company in a variety of business development, marketing and management roles, including leading the formation of Donaldson's first joint venture in China.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  May 5, 2005                         GELSTAT CORPORATION


                                            By /s/ Stephen C. Roberts
                                               -------------------------
                                               Stephen C. Roberts, M.D.
                                               Chief Executive Officer